UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

INBIT CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-209497	35-2517466
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

L9-02, Level 9, Brem Mall, Jalan Jambu Mawar, Off Jalan Kepong, 52000 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+(603) 6257 0088

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2479.374a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2479.374d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2479.373e-4c))

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On October 26, 2016, Viktor Zeziulia, the holder of an aggregate of 5,000,000 shares of Common Stock of Inbit Corp. (the “Company”), representing approximately 79.37% of the issued and outstanding shares of Common Stock of the Company, sold all 5,000,000 of his shares of Common Stock to the purchasers shown in the table below, each of whom now beneficially owns greater than 5% of the Company’s issued and outstanding shares of Common Stock (the “Purchasers”), for a total purchase price of $250,000.

As a result of the transaction on October 26, 2016, the Purchasers collectively own Common Stock representing approximately 79.37% of the issued and outstanding shares of Common Stock. The purchase of common stock by the Purchasers was financed with a combination of personal savings of the Purchasers and loan proceeds.

A Schedule 14-F Information Statement was filed with Commission and mailed on November 3, 2016 to holders of record at the close of business on October 31, 2016 (the “ Record Date ”), of shares of common stock, par value $0.001 per share (the “ Common Stock ”), of Inbit Corp., a Nevada corporation (the “ Company ”), in connection with the change of control of and composition of the Board of Directors of the Company (the “ Board ”). The change of control is the result of the sale of a majority of the issued and outstanding Common Stock by the holder thereof which sale was consummated on October 26, 2016 (the “ Closing Date ”).

The following table sets forth, as of the Record Date, October 31, 2016, certain information regarding the beneficial ownership of the shares of Common Stock by: (i) each person who, to the Company’s knowledge, beneficially owns 5% or more of the shares of Common Stock and (ii) each of the Company’s directors and “named executive officers.” As of the October 31, 2016, there were 6,300,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner and nature of beneficial ownership	Amount		Percent of class

	Officers and Directors

Common	Viktor Zeziulia, Departing CEO and Departing Director	0	*	*0%
	AV. Amazonas N41-125 Y Isla Baltra, Quito, EC

Common	Tan Chee Hong, CEO and Director	500,000		7.9%
	229-A Kg Lapan, Bacang, 75200 Melaka, Malaysia

Common	Choy Cheng Choong, CFO and Director	500,000		7.9%
	26, Jalan Sri Hartamas 12, Sri Hartamas, 50480 Kuala Lumpur, Malaysia

Common	Loke Yeu Loong, President, Director	1,500,000	(1)	23.8%
	No. 15 Jalan 1/142, Taman Orkid Desa, 56000 Kuala Lampur, Malaysia

Common	Teo Joo Meng, Director	500,000		7.9%
	1, Jalan Kuning Muda 6, Taman Pelangi, 80400 Johor Bahru, Malaysia

Common	Zadey Che Wan Bin Abdullah Fadzil, Director	1,500,000	(2)	23.8%
	1, Lorong Bayu Nyaman A, Country Heights, 43000 Kajang, Selangor, Malaysia
	Total Officers and Directors	4,500,000		71.3%

Common	Fatimah Binti Abdillah	500,000		7.9%
	Istana Al-Muktafi Billah, 20400 Kuala Terengganu, Malaysia

	Total Other Shares	500,000		7.9%

_______________

*	Viktor Zeziulia sold all of his 5,000,000 shares of the Company’s Common Stock, effective October 26, 2016, and now owns 0%.
(1)

Mr. Loke Yeu Loong’s 1,500,000 shares include 500,000 held in his own name, plus an additional 1,000,000 shares held in the name of Grade Competence Sdn Bhd, an entity beneficially owned and controlled by Mr. Loke Yeu Loong and his wife, Liau Kuan Mee.

(2)

Zadey Che Wan Bin Abdullah Fadzil’s, 1,500,000 shares include 500,000 held in his own name, and an additional 500,000 shares held in the name of his father, Abdullah Fadzil Bin Che Wan, who lives in the same household,, and an additional 500,000 shares held in the name of Abdullah Fadzil Che Wan Holdings Sdn Bhd, an entity beneficially owned and controlled by Mr. Abdullah Fadzil Bin Che Wan and his wives.

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The above table reflects share ownership as of the Record Date, and after giving effect to the transactions that took place on the Closing Date. Each share of Common Stock has one vote per share on all matters submitted to a vote of our shareholders. We have no preferred stock issued and outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On the Closing Date, Mr. Zeziulia resigned all officer positions with the Company and resigned as Chairman of the Board (but remained a Board member). Mr. Zeziulia also resigned as a director of the Company, provided that his resignation is subject to and not effective until the close of business on the 10th day after the Company distributes an information statement to its shareholders in accordance with SEC Rule 14f-1. The Company did not have any committees, and therefore Mr. Zeziulia never served on any committees. Mr. Zeziulia did not resign as a result of any disagreement with the Company.

Mr. Tan Chee Hong was appointed Chairman of the Board, and the Board appointed the following officers and directors:

Name	Age	Position(s)
Tan Chee Hong	46	CEO, Secretary, Director, Chairman
Choy Cheng Choong	55	CFO, Treasurer, Director
Loke Yeu Loong	52	President, Director
Teo Joo Meng	55	Director
Zadey Che Wan Bin Abdullah Fadzil	38	Director

Tan Chee Hong - Chief Executive Officer, Secretary, Chairman of the Board, Director

Mr. Tan Chee Hong graduated from University of Science Malaysia with a Bachelor of Science degree in Business Management. In addition, he obtained his MBA from University of Portsmouth, UK in 1998. He is a Secretary General in Malaysia Bird’s Nest Upstream and Downstream Industry Association. Also, he is the advisor for Youth Entrepreneurs Society, the University Nottingham Malaysia.

From 1994 to 2003, Mr. Tan has 11 years of experience with one of the leading Japanese conglomerate company, Nagase & Co Ltd, for corporate and strategic planning, regional business development in Asia Pacific and held key executive positions in managing cross border business and had served in various overseas portfolios in Tokyo, Shanghai and Singapore. From 2003 to 2005, he was the CEO of Lexxus Biotech (M) Sdn Bhd, the subsidiary company of DTH Corporation, being one of the first bioinformatics company in the country, frontier in project management with local research & development institutions. With vast experience in international trade for industrial business of specialty chemicals, electronics, semiconductor, engineering plastics, healthcare medical and biotechnology, he has forged key technical alliance with foreign biotechnology company to manage and lead the Malaysian research and development operations for pharmaceuticals industry. Currently, he is the Executive Director of Swiftlet Eco Park Holdings Sdn Bhd since 2009. Since 2009, he is also the Group Executive Director and Chief Executive Officer for Swiftlet Eco Park Berhad, RBN Global Berhad, Royal Bird’s Nest Sdn Bhd, RBN Aesthetic Wellness Sdn Bhd, the members of Swiftlet Eco Park Group of Companies, leads and manages the global business growth and cross border business development of the Group.

Mr. Tan’s experience in leadership and business development as well as his academic background, has led the Board of Director to reach the conclusion that he should serve as a Director and Chief Executive Officer of the Company. On October 26, 2016, Mr. Tan was appointed as the Chief Executive Officer and Director of the Company.

Choy Cheng Choong - Chief Financial Officer, Treasurer, Director

Mr Choy Cheng Choong obtained his professional accounting qualification from the Chartered Institute of Management Accountants (CIMA) in United Kingdom in 1992. He is a Fellow Member of the CIMA, the highest grade of membership that a professional can achieve.

From May 1989 to September 1995, Mr. Choy joined Pico International (M) Sdn Bhd as Group Finance & Administration Manager where he is overall responsible for Pico Group of Companies finance and administrative functions with annual turnover of about RM40 million. Since 2009, Mr Choy serves as a Director in Swiftlet Eco Park Holdings Sdn Bhd.

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Mr. Choy’s financial background and his professional qualification as well as his business experience, has led the Board of Director to reach the conclusion that he should serve as a Director and Chief Financial Officer of the Company. On October 26, 2016, Mr. Choy was appointed as the Chief Financial Officer of the Company.

Loke Yeu Loong – President, Director

Mr. Loke Yeu Loong joined Naga Sakti Sdn Bhd as Operations Manager in 1986, responsible for all the sales, marketing and administration activities. Naga Sakti Sdn Bhd is a joint venture between Sg Gadut Development Sdn Bhd and Blue Circle Group U.K one of the world's largest manufacturer of allied building products. In 1990, Mr. Loke joined MBF Property Services as Senior Manager responsible for property development projects in Penang and the Klang Valley. He was subsequently posted to Johor as Head of Sales & Marketing for the southern region. He has managed over twenty property development projects and oversee the Sales & Marketing team. From 1995 to 2004, he was appointed as the Chief Operating Officer and Executive Director of DTH Corporation Group of Company. His responsibility is to oversee and lead the operation of the organization, business development and cross border development. Since 2009, Mr. Loke was appointed as the Group Managing Director of Swiftlet Eco Park Group of Companies and Bio Perak Sdn Bhd. Bio Perak Sdn Bhd is a joint venture company with the Perak State Development Corporation and it acts as the Promoter of Biotechnology Industry for The State Government of Perak. His responsibility as Managing Director is to oversee the management team and direct the activities and productivity of the entire group.

Mr. Loke is a member of the Working Group on Good Animal Husbandry Practice (GAHP) for Edible-Nest Swiftlet Ranching, with SIRIM Berhad, assisting in the formulation of industrial standard, for the Industry Standards Committee (ISC). He has also attended Swiftlet Ranching Industry Workshop organized by Department of Veterinary Services, Ministry of Agriculture & Agro-Based Industry Malaysia, by setting up of guidelines of Swiftlet Ranching Industry for Malaysia.

Mr. Loke’s experience in business and corporate management, has led the Board of Director to reach the conclusion that he should serve as a Director of the Company. On October 26, 2016, Mr. Loke was appointed as the Director of the Company.

Teo Joo Meng - Director

Mr. Teo Joo Meng, obtained his Master in Business Management (MBA) from the Shu-Te University of Taiwan in 2010.

Mr. Teo serves as a Non-Executive Director of Swiftlet Eco Park Holdings Sdn Bhd. He has been engaged in research, training and manufacturing for his passion in cosmetic and skin care industry for more than 20 years of experience. He has had also held various senior management, clinical and research appointments in various niche healthcare sectors over the past several years, in Malaysia and abroad. He is instrumental in establishing the fundamental requirement and design the framework of the set up of aesthetic wellness business in the Group.

Mr. Teo’s experience in cosmetic and skin care industry has led the Board of Director to reach the conclusion that he should serve as a Director of the Company. On October 26, 2016, Mr. Teo was appointed as the Director of the Company.

Zadey Che Wan Bin Abdullah Fadzil – Director

Mr. Zadey Che Wan Bin Abdullah Fadzil, completed his diploma in Architectural Technology with Lim Kong Wing Institute of Creative Technology in year 1999. In 2003, he obtained his degree in Information Technology from Help Institute Kuala Lumpur.

In year 2004, Mr. Zadey Che Wan Bin Abdullah Fadzil was the head of customer service, sales & marketing department of Mango Dot Net Sdn Bhd, a broadband service company. His main responsibility is overseeing and leading the customer service department and sales & marketing department. Since year 2006, he serves as an executive director in Perak Communication Technology Sdn Bhd and Perak Integrated Networking Services Sdn Bhd. He is responsible for establishing excellent rapport with the State Government officers, Local Authority officers, Telcos officers and External Technical Agency officers to smoothen and to complete the whole operations of submission, permitting and legalization process and carry out the functions as a “One Stop Centre” and facilitator for the compliance submission for location and construction of new Infrastructures on behalf of the State Government and telecommunication providers with other state agencies or other relevant authorities. In 2016, he serves as a director in Swiftlet Eco Park Bhd. His responsibility is to oversee and manage the business operation of the company.

Mr. Zadey Che Wan Bin Abdullah Fadzil’s experience in management and marketing has led the Board of Director to reach the conclusion that he should serve as a Director of the Company. On October 26, 2016, Mr. Zadey Che Wan Bin Abdullah Fadzilwas appointed as the Director of the Company.

The Company has not entered into any material plan, contract or arrangement (whether or not written) with any of the new officers or directors appointed on October 26, 2016

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Written Board Consent Appointing New Officers and Directors dated October 26, 2016

10.2	Resignation Letter of Viktor Zeziulia

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INBIT CORP.

Date: November 4, 2016	/s/ Tan Chee Hong
By: Tan Chee Hong, Chief Executive Officer

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